EXHIBIT 99.2

Contact:	Todd Flowers
Investor Relations
(502) 596-6569

KINDRED COMPLETES ADDITIONAL TRANSACTION CLOSING FOR ITS

SKILLED NURSING FACILITY BUSINESS DIVESTITURE

Sale Proceeds from the Additional Transaction Closing Approximated $108 Million

Transaction Closing Covered 12 Skilled Nursing Facilities and Four Assisted Living Facilities Held for Sale

LOUISVILLE, Ky. (October 2, 2017) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced that it has completed an additional transaction closing (the “Closing”) related to its previously announced agreement with BM Eagle Holdings, LLC, a joint venture led by affiliates of BlueMountain Capital Management, LLC (“BlueMountain”), to sell the Company’s skilled nursing facility business for $700 million in cash.

The Closing included 12 skilled nursing facilities and four assisted living facilities. Sale proceeds from the Closing were approximately $108 million. To date, the Company has completed the sale to BlueMountain and affiliated buyers of 66 skilled nursing facilities and four assisted living facilities for aggregate proceeds of approximately $627 million.

Benjamin A. Breier, President and Chief Executive Officer of Kindred, commented, “We continue to make great progress on our skilled nursing facility divestitures and believe we will complete the remainder of the closings by year end. The sale of our nursing facility operations should significantly enhance shareholder value, focus our attention to our higher margin and faster growing businesses, and advance our efforts to transform Kindred.”

Mr. Breier continued, “On behalf of the Kindred Board of Directors and management team, I thank all of our caregivers for their hard work to facilitate another smooth transfer process. We appreciate and respect their dedication to our patients, residents and their families.”

As previously disclosed, Kindred entered into a definitive agreement with BlueMountain under which it will sell the Company’s skilled nursing facility business for $700 million in cash. The Company’s skilled nursing facility portfolio included 89 nursing centers and seven assisted living facilities in 18 states. Thirty-six of these skilled nursing facilities (the “Ventas Properties”) were or continue to be leased from Ventas, Inc. (“Ventas”) (NYSE:VTR), and Kindred has an option to acquire the real estate of the Ventas Properties for an aggregate consideration of $700 million. As Kindred closes on the sale of the Ventas Properties, Kindred will pay to Ventas the allocable portion of the $700 million purchase price for the Ventas Properties and the real estate for the applicable Ventas Property will be conveyed to BlueMountain or another designee. In connection with the Closing described above, Kindred paid approximately $82.5 million to Ventas for seven Ventas Properties that were included in the Closing. To date, the Company has paid in aggregate approximately $571 million to Ventas for the Ventas Properties involved in all of the completed closings.

In addition to the Closing above, Kindred also transferred its interest in two skilled nursing centers to parties unrelated to BlueMountain. These two skilled nursing facilities were previously included in the definitive agreement with BlueMountain but Kindred and BlueMountain agreed to allow the sale to other unrelated parties. Kindred received approximately $400,000 in proceeds from these transfers.

The completion of the remainder of the closings pursuant to the definitive agreement with BlueMountain are subject to customary conditions to closing, including the receipt of all licensure, regulatory and other approvals. Kindred expects that the remainder of the closings will occur in phases as regulatory and other approvals are received. Kindred expects that all of the closings will be completed by year end.

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680 South Fourth Street        Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

Kindred Completes Additional Transaction Closing for Its Skilled Nursing Facility Business Divestiture

October 2, 2017

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s ability to exit the skilled nursing facility business and the expected timing of such exit, including the receipt of all required regulatory approvals and the satisfaction of the closing conditions for the transaction, as well as the Company’s ability to realize the anticipated benefits, sale proceeds, cost savings and strategic gains from the transaction, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “hope,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties, and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-100 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $6.1 billion(1). At June 30, 2017, Kindred’s continuing operations, through its subsidiaries, had approximately 88,100 employees providing healthcare services in 2,540 locations in 45 states, including 81 long-term acute care hospitals, 19 inpatient rehabilitation hospitals, 19 sub-acute units, 614 Kindred at Home home health, hospice and non-medical home care sites of service, 102 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses which served 1,705 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for eight years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

(1)	Revenues from continuing operations for the last twelve months ended June 30, 2017.

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